SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STAR ALLIANCE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	37-1757067
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2900 West Sahara Avenue, # 800
Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-197692 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-197692) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on July 20, 2014)
3.2	Bylaws (incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on July 20, 2014)
3.3	Articles of Amendment to Articles of Incorporation dated January 6, 2017 with respect to the change of the name of the Company to Star Alliance International Corp. (incorporated by reference to Form 8-K filed with the SEC on March 24, 2017)
3.4	Certificate of Designations of Series A Preferred Stock dated July 27, 2020 (incorporated by reference to the Registration Statement on Form S-1 filed with the SEC on August 14, 2020)
3.5	Articles of Designations of Series B Preferred Stock dated November 16, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 19, 2019)
3.6	Certificate of Designations of Series C Preferred Stock, dated March 28, 2022 (incorporated by reference to Exhibit 3.7 to Form S-1 filed with the SEC on June 15, 2023)
3.7	Articles of Amendment to the Articles of Incorporation, dated May 30, 2022, increasing the authorized capital of the Registrant (incorporated by reference to Exhibit 3.8 to Form S-1 filed with the SEC on June 15, 2023)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: December 5, 2023

Star Alliance International Corp.

By: /s/ Anthony L. Anish

Anthony L. Anish

Title: Chief Financial Officer

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